                                                                   EXHIBIT 10.10

     THIS AGREEMENT is entered into on NOVEMBER 30, 1993, between COMERICA BANK-CALIFORNIA as secured party, whose address is 55 ALMADEN BLVD. SAN JOSE, CA and Borrower, a corporation whose sole place of business (if it has only one), chief executive office (if it has more than one place of business) or residence (if an individual) is located at 455 N. BERNARDO MOUNTAIN VIEW, CA

     The parties agree as follows:
     1. DEFINITIONS

     1.1 The term "this Agreement" means and includes this Loan and Security Agreement (Accounts and Inventory), any concurrent or subsequent Rider to this Loan and Security Agreement (Accounts and Inventory) and any extensions, supplements, amendments or modifications to this Loan and Security Agreement (Accounts and Inventory) and any such Rider.

     1.2 The term "Bank Expenses" means and includes: all costs or expenses required to be paid by borrower under this Agreement which are paid or advanced by Bank; taxes and insurance premiums of every nature and kind of Borrower paid by Bank; filing, recording, publication and search fees, appraiser fees, auditor fees and costs, and title insurance premiums paid or incurred by Bank in connection with Bank"s transactions with Borrower; costs and expenses incurred by Bank in collecting the Receivables (with or without suit) to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, disposing of, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; costs and expenses of suit incurred by Bank in enforcing or defending this Agreement or any portion hereof, including, but not limited to, expenses incurred by Bank in attempting to obtain relief from any stay, restraining order, injunction or similar process which prohibits Bank from exercising any of its rights or remedies; and attorneys" fees and expenses incurred by Bank in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought. Bank Expenses shall include Bank's in-house legal charges at reasonable rates.

     1.3 The term "Base Rate" as used in this Agreement means that a variable rate of interest so announced by Bank at its headquarters office in San Jose, California as its "Base Rate" from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.


     1.4 The Term "Borrower's Books" as used in this Agreement means and includes all of the Borrower's books and records including but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities, Receivables and all information relating thereto, business operations or financial condition; computer programs, computer disk or tape files; computer printouts; computer runs: and other computer prepared information and equipment of any kind.


     1.5  The term "Borrowing Base" as used in this Agreement means the sum of:
(1)EIGHTY percent 80.000% of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto ("Accounts Receivable Borrowing Base"); and (2) the amount, if any, of the advances against inventory agreed to be made pursuant to any inventory Rider ("Inventory Borrowing Base"), and other rider, amendment or modification to this Agreement, that may now or hereafter be entered into by Bank and Borrower.
INCLUDING CANADIAN ACCOUNTS UP TO $400,000.00

     1.6 The term "Collateral" means and includes each and all of the following: the Receivables; the Intangibles; the Negotiable Collateral; the Inventory; all money, deposit accounts and all other assets of Borrower in which Bank receives a security interest or which hereafter come into the possession, custody or control of Bank; and the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral and any and all Receivables, Intangibles, Negotiable Collateral, inventory, equipment, money, deposit accounts or other tangible and intangible property of borrower resulting from the sale or other disposition of the Collateral, and the proceeds thereof. Notwithstanding anything to the contrary contained herein, Collateral shall not include any waste or other materials which have been or may be designated as toxic or hazardous by Bank.

    1.7 The term "Eligible Accounts" means and includes those accounts of Borrower which are due and payable within THIRTY (30) days, or less, from the date of invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Accounts shall not include the following: (a) accounts with respect to which the account debtor is an officer, employee, partner, joint venturer or agent of Borrower;
(b) accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (c) accounts with respect to which the account debtor is not a resident of the United States; (d) accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; (e)accounts with respect to which the account debtor is any State of the United States or any city, county, town, municipality or division thereof, (f) accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (g) accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (h) accounts not paid by an account debtor within ninety
(90) days from the date of the invoice; (i) accounts with respect to which account debtors dispute liability or make any claim, or have any defense, crossclaim, counterclaim, or offset; (j) accounts with respect to which any Insolvency Proceeding is filed by or against the account debtor, or if an account debtor becomes insolvent, falls or goes out of business; and (k) accounts owed by any single account debtor which exceed twenty percent (20%) of all of the Eligible Accounts; and (l) accounts with a particular account debtor on which over twenty-five percent (25%) of the aggregate amount owing is greater than ninety (90) days from the date of the invoice.

     1.8 The term "Insolvency Proceeding" as used in this Agreement means and includes any proceeding or case commenced by or against the Borrower, or any guarantor of Borrowers Obligations, under any provisions of the Bankruptcy Code, as amended, or any other bankruptcy or insolvency law including but not limited to assignments for the benefit of creditors, formal or informal moratoriums, composition or extensions with some or all creditors, any proceeding seeking a reorganization, arrangement or any other relief under the Bankruptcy code, as amended, or any other bankruptcy or insolvency law.


     1.9 The term "Inventory" as used in this Agreement means and includes all present and future inventory in which Borrower has any interest including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, advertising materials, and packing and shipping materials, wherever located and any documents if title representing any of the above, and any equipment, fixtures or other property used in the storing, moving, preserving, identifying, accounting for and shipping or preparing for the shipping of inventory, and any and all other items hereafter acquired by borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title respecting any of the above.

     1.10 The term "Judicial Officer or Assignee" as used in this Agreement means and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of trustee, receiver, controller, custodian or assignee for the benefit of creditors.

     1.11 The term "Obligations" means and includes any and all loans, advances, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing Bank to charge Borrower's account), Obligations, lease payments, guaranties, covenants and duties owing by Borrower to Bank of any kind and description (whether advanced pursuant to or evidenced by this agreement; by any note or other instrument; or by any other agreement between Bank and Borrower and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, ability or Obligation owing from Borrower to others which Bank may have obtained by assignment, participation, purchase or otherwise, and further including, without limitation, all interest not paid when due and all Bank Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

[top line unreadable]
request of Bank, all financing statements, continuation financing statements, security agreements, mortgages, assignments, certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Bank may request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement. Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any financing statements, continuation financing statements, security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice of other similar documents which must be executed and/or filed in order to perfect or continue perfected Bank's security interest in the Collateral.

     Borrower shall make appropriate entries in Borrower's Books disclosing Bank's security interest in the Receivables. Bank (through any of its officers, employees or agents) shall have the right at any time or times hereafter during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter, relating to, said Collateral and Borrower's financial condition.

     4.5 Borrower appoints Bank or any other person whom Bank may designate as Borrower's attorney-in-fact, with power: to endorse Borrower's name on any checks, notes, acceptances, money order, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivables, on drafts against account debtors, on schedules and assignments of Receivables, on verifications of Receivables and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail addressed to Borrower to an address designated by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Receivables; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney-in-fact. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgement or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Receivables in which Bank has a security interest remain unpaid and until the Obligations have been fully satisfied.


     4.6 In order to protect or perfect any security interest which Bank is granted hereunder, Bank may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or, obtain any records, and all costs for the same shall be added to the Obligations and shall be payable on demand.

     5. CONDITIONS PRECEDENT


     5.1 Conditions precedent to the making of the loans and the extension of the financial accommodations hereunder, Borrower shall execute, or cause to be executed, and deliver to Bank, in form and substance satisfactory to Bank and its counsel, the following:

     (a) This Agreement and other documents required by Bank;

     (b) Financing statements (Form UCC-1) in form satisfactory for filing and recording with the appropriate governmental authorities;

     (c) If Borrower is a corporation, then certified extracts from the minutes of the meeting of its board of directors, authorizing the borrowing and the granting of the security interest provided for herein and authorizing specific officers to execute and deliver the agreements provided for herein;

     (d) If Borrower is a corporation, then a certificate of good standing showing that Borrower is in good standing under the laws of the state of its incorporation and certificates indicating that Borrower is qualified to transact business and is in good standing in any other state in which it conducts business;

     (e) If Borrower is a partnership, then a copy of Borrower's partnership agreement certified by each general partner of Borrower;

     (f) UCC searches, tax lien and litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which Bank may require and in such form as Bank may require, in order to reflect, perfect or protect Bank's first priority security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement;

     (g) Evidence that Borrower has obtained insurance and acceptable endorsements;

     (h) Waivers executed by landlords and mortgagees of any real property on which any Collateral is located;

     (i) Warranties and representations of officers.

     6.   WARRANTIES, REPRESENTATIONS AND COVENANTS

     6.1 If so requested by Bank, Borrower shall, at such intervals designated by Bank, during the term hereof execute and deliver a Certification of Borrowing Base, in form customarily used by Bank. Borrower's Borrowing Base at all times pertinent hereto shall not be less than the advances made hereunder, Bank shall have the right to recompute Borrower's Borrowing
     Base in conformity with this Agreement.

     6.2 If any warranty is breached as to any account, or any account is not paid in full by an account debtor within 90 days from the date of invoice, or an account debtor disputes liability or makes any claim with respect thereto, or a petition in bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law is filed by or against an account debtor, or an account debtor makes an assignment for the benefit of creditors, becomes insolvent, falls or goes out of business, then Bank may deem ineligible any and all accounts owing by that account debtor, and reduce Borrower's Borrowing Base by the amount thereof. Bank shall retain its security interest in all Receivables and accounts, whether eligible or ineligible, until all Obligations have been fully paid and satisfied, Returns and allowances if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of the Borrower, as they exist at this time. Any merchandise which is returned by an account debtor or otherwise recovered shall be set aside, marked with Bank's name, and Bank shall retain a security interest therein. Borrower shall promptly notify Bank of all disputes and claims and settle or adjust them on terms approved by Bank. After default by Borrower hereunder, no discount, credit or allowance shall be granted to any account debtor by Borrower and no return of merchandise shall be accepted by Borrower without Bank's consent. Bank may, after default by Borrower, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Bank considers advisable, and in such cases Bank will credit Borrower's account with only the net amounts received by Bank in payment of the accounts, after deducting all Bank Costs in connection therewith.


     6.3  Borrower warrants, represents, covenants and agrees that:

     (a) Borrower has good and marketable title to the Collateral. Bank has and shall continue to have a first priority perfected security interest in and to the Collateral. The Collateral shall at all times remain free and clear of all liens, encumbrances and security interests (except those in favor of Bank).

     (b) All accounts are and will, at all times pertinent hereto, be bona fide existing Obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of liens, claims, encumbrances and security interests (except as held by Bank and except as may be consented to, in writing, by Bank) and are unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, rights of return or cancellation, and Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time an account due from such account debtor is assigned to Bank.

    6.12 All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will upon request furnish Bank with proof satisfactory to it that Borrower has made such payments or deposit. If Borrower falls to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Bank may, in its sole and absolute discretion and without notice to Borrower, (i) make payment of the same or any part thereof, or (ii) set up such reserves in Borrower's account as Bank deems necessary to satisfy the liability therefor, or both. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount so paid or deposited by Bank shall constitute a Bank Cost and an additional advance to Borrower.

     6.13 There are no actions or proceedings pending by or against Borrower or any guarantor of Borrower before any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except as heretofore specifically disclosed in writing to Bank. If any of the foregoing arise during the term of the Agreement, Borrower shall immediately notify Bank in writing.

     6.14 Borrower, at its expense, shall keep and maintain its assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall also keep and maintain business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Collateral and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing Bank as a loss payee thereof, with a waiver of warranties (Form 438-BFU), and all proceeds payable thereunder shall be payable to Bank and, upon receipt by Bank, shall be applied on account of the Obligations owing to Bank. To secure the payment of the Obligations, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Bank.

    Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's attorney for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without Bank's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank, that it will give Bank at least ten
(10) days written notice before any such policy or policies of insurance shall be altered or cancelled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any Obligations or any Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, as well as reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall constitute Bank Expenses and are payable on demand.

     6.15 All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied and there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Bank.

     6.16 (a) Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with generally accepted accounting principles consistently applied with ledger and account cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain information as may from time to time be requested by Bank, not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without the written consent of Bank first obtained and without said accounting firm and/or service bureau agreeing to provide information regarding the Receivables and inventory and Borrower's financial condition to Bank; permit Bank and any of its employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hour of third persons having control thereof, to have access to and examine all of the Borrower's Books relating to the Collateral, Borrower's Obligations to Bank, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees or officers to copy and make extracts therefrom.

     (b) Borrower shall deliver to Bank within thirty (30) days after the end of each month, a monthly internal balance sheet and profit and loss statement covering Borrower's operations and deliver to Bank within ninety (90) days after the end of each of Borrower's fiscal years a(n) Audited Financial statement of the financial condition of the Borrower for each such fiscal year, including but not limited to, a balance sheet and profit and loss statement and any other report requested by Bank relating to the Collateral and the financial condition of the Borrower, and a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disk or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and thoroughly present the financial condition of borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or event of default under this Agreement.


     (c) In addition to the financial statements requested above, the Borrower agrees to provide Bank with the following schedules:

     X    Accounts Receivable Agings on a MONTHLY basis within 15 days of the
     X    Accounts Payable Agings    on a MONTHLY basis end of the prior month
     ____ Job Progress Reports       on a  _____  basis
     ____________________            on a  _____  basis


     6.17 Borrower shall maintain the following financial ratios and covenants:
     SEE ATTACHED EXHIBIT "B" FOR FINANCIAL RATIOS AND COVENANTS

     (a) Borrower shall maintain working capital in an amount not less than
     _______

     (b) A TANGIBLE NET WORTH In an amount not less than ________n/a________

     (c) a ratio of current assets to current liabilities of _______________

     (d) a quick ratio of cash plus securities plus accounts receivable to current liabilities of ______________________

     (e) a ratio of TOTAL LIABILITIES to TANGIBLE NET WORTH of less than
     _______________________________________________________________

[top line partially unreadable]
any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of inventory shall be borne by Borrower.

     10.4 Borrower and Bank waive any right to trial by jury in any action or proceeding relating to this Agreement or any transaction hereunder. Borrower waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that a Bank may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information.

     10.5 Borrower and Bank each waive any right to trial by jury in any action or proceeding relating to this Agreement or any transaction hereunder, or contemplated hereunder, or any other claim (including tort or breach of duty claims) or dispute howsoever arising between Bank and Borrower.

     10.6 In the event that Bank elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any term, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Bank's right to later pursue such rights and remedies.

     1l.  ONE CONTINUING LOAN TRANSACTION

All loans and advances heretofore, now or at any time or times hereafter made by Bank to Borrower under this Agreement or any other agreement between Bank and Borrower, shall constitute one loan secured by Bank's security interests in the Collateral and by all other security interests, liens, encumbrances heretofore, now or from time to time hereafter granted by Borrower to Bank.

     12.  NOTICES

     Unless otherwise provided in this Agreement, all notices or demands by either party on the other relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, properly addressed to Borrower or to Bank at the addresses stated in this Agreement, or to such other addresses as Borrower or Bank may from time to time specify to the other in writing. Requests to Borrower by Bank hereunder may be made orally.

     13.  AUTHORIZATION TO DISBURSE

     Bank is hereby authorized to make loans and advances hereunder upon telephonic or other instructions received from anyone purporting to be an officer, employee, or representative of Borrower, or at the discretion of Bank if said loans and advances are necessary to meet any Obligations of Borrower to Bank. Bank shall have no duty to make inquiry or verity the authority of any such party, and Borrower shall hold Bank harmless from any damage, claims or liability by reason of Bank's honor of, or failure to honor, any such instructions.

     14.  DESTRUCTION OF BORROWER'S DOCUMENTS

     Any documents, schedules, invoices or other papers delivered to Bank, may be destroyed or otherwise disposed of by Bank six months after they are delivered to or received by Bank, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other Papers and makes arrangements, at Borrower's expense, for their return.

     15.  CHOICE OF LAW

     The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined according to the laws of the State of California. The parties agree that if actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts in the Northern District of California or County of Santa Clara.

     16.  GENERAL PROVISIONS

     16.1 This Agreement shall be binding and deemed effective when executed by the Borrower and accepted and executed by Bank at its office in SAN JOSE, California.

     16.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower or any guarantor from their Obligations to Bank. Bank may assign this Agreement and its rights and duties hereunder, Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Borrower or Borrower's business.

     16.3 Paragraph headings and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

     16.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. When permitted by the context, the singular includes the plural and vice versa.

     16.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     16.6 This Agreement cannot be changed or terminated orally. Except as to currently existing Obligations owing by Borrower to Bank, all prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.

     16.7 The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith. THIS LOAN AND SECURITY AGREEMENT AMENDS AND SUPERCEDES ANY PRIOR LOAN AND SECURITY AGREEMENT.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at SAN JOSE, California as of the date first hereinabove written.


ATTEST:                                 BORROWER: TELESENSORY CORPORATION


Title ______________                    By:    /s/ William Schwarz


Accepted and effective as of ______     Title:      CFO & EVP

at Bank's place of business.

Comerica Bank                           By:

By:    /s/  Philip M. Gould  Title:

PHILIP M. GOULD
Title: VICE PRESIDENT

                                  EXHIBIT "A"



                                PRIMO PACKAGING
                            1740 C. JUNCTION AVENUE
                              SAN JOSE, CA 95112

                          TELESENSORY IRELAND/COBVALE
                               35 AIRTON TERRACE
                              TALLAGHT, DUBLIN 24
                              REPUBLIC OF IRELAND

                               COMPUTER PLASTICS
                             1914 NATIONAL AVENUE
                               HAYWARD, CA 94545

                                   CHEE YUEN
                              62 TSUN YIP STREET
                              KWUN TONG, KOWLOON
                                   HONG KONG

                                    MAXTAR
                         FLAT C 10TH FL 45 KUT SING ST
                          SHING KING INDUSTRIAL BLDG
                               CHAIWAN HONG KONG

1. FINANCIAL COVENANTS - DOMESTIC OPERATIONS:

(A)  MINIMUM ADJUSTED NET WORTH                   $1,250,000.00
INCREASING BY 03/31/94 TO                         $1,500,000.00
ADJUSTED NET WORTH TO BE CALCULATED BY ADDING TO BOOK EQUITY THE SUBORDINATED DEBT DUE FROM THE IRISH SUBSIDIARIES AND SUBTRACTING ANY INTANGIBLES AND THE NET DUE FROM THE SUBSIDIARIES.

(B)  MAXIMUM DEBT TO ADJUSTED NET WORTH RATIO     7.00: 1.00
REDUCING BY 01/01/94 TO                           6.00:1.00
REDUCING BY 06/30/94 TO                           5.00:1.00
TO BE CALCULATED BY DIVIDING THE TOTAL OF LIABILITIES EXCLUDING INTERCOMPANY DEBT BY THE ADJUSTED NET WORTH.

(C)  MINIMUM WORKING CAPITAL                      $1,000,000.00
INCREASING BY 03/31/94 TO                         $1,500,000.00
TO BE CALCULATED BY SUBTRACTING TOTAL CURRENT LIABILITIES FROM TOTAL CURRENT ASSET EXCLUDING PREPAIDS.

(D)  MINIMUM CURRENT RATIO                        1.00:1.00
INCREASING BY 03/31/94 TO                         1.10:1.00
TO BE CALCULATED BY DIVIDING CURRENT ASSETS EXCLUDING PREPAIDS BY CURRENT LIABILITIES.

(E) QUARTERLY LOSSES FROM DOMESTIC OPERATIONS IN THE FIRST TWO QUARTERS OF 1994 SHALL NOT EXCEED $150,000.00 PER QUARTER.

2.  FINANCIAL COVENANTS - CONSOLIDATED COMPANY

(A)  MAXIMUM DEBT TO TANGIBLE NET WORTH           2.25:1.00
TO BE CALCULATED BY DIVIDING TOTAL DEBT BY NET WORTH
LESS ANY INTANGIBLE ASSETS.

(B) COMPANY SHALL BE PROFITABLE ON A QUARTERLY BASIS STARTING WITH THE FIRST QUARTER OF 1994.

(C) QUARTERLY SALES REVENUES SHALL BE NO LESS THAN 90% OF PROJECTIONS PROVIDED THE BANK BY THE BORROWER.

THIS EQUIPMENT RIDER (hereinafter referred to as "this Rider") dated the 30TH day of NOVEMBER 1993, is hereby made a part of and incorporated in the Loan and Security Agreement (Accounts and Inventory) (hereinafter referred to as "Agreement", dated 1993 between Bank (Secured Party) and Borrower.

1. Borrower grants to Bank a security interest in the following (hereinafter referred to as "Equipment"):

(a) All of Borrower's present machinery, equipment, fixtures, vehicles, office equipment, furniture, furnishings, tools, dies, jigs and attachments, wherever located, (including but not limited the items listed described on the Schedule of Equipment attached hereto and marked Exhibit "A" and by this reference made a part hereof as though fully set forth hereat);

(b) all of Borrower's additional equipment, wherever located, of like or unlike nature, to be acquired hereafter, and all replacements, substitutes, accessions, additions and improvements to any of the foregoing, and

(c) all of Borrower's general intangibles, including without limitation, computer programs, computer disks, computer tapes, literature, reports, catalogs, drawings, blueprints and other proprietary items.

2   Bank's security interest in the equipment may, in its sole security interest in the Equipment as set forth above shall secure each, any and all of Borrower's Obligations to Bank as the term "Obligations" is defined in the Agreement; and, the payment of Borrower's indebtedness in the principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/ 100 Dollars ($3,500,000.00) and interest, evidenced by LOAN AND SECURITY AGREEMENT.

3. Bank may, in its sole discretion, from time to time hereafter make loans to Borrower. Loans made by Bank to Borrower pursuant to this Rider shall be included as part of the Obligations of Borrower to Bank and at Bank's option, may be evidenced by promissory note(s), in form satisfactory to Bank. Such loans shall bear interest at the rate and be payable in the manner specified in said promissory note(s) in the event Bank exercises the aforementioned option, and in the event Bank does not, such loans shall bear interest at the rate and be payable in the manner specified in the Agreement.


4.   Borrower represents and warrants to Bank that:

     (a) It has good and indefeasible title to the Equipment;

     (b) the Equipment is and will be free and clear of all liens, security interests, encumbrances and claims, except as held by Bank.

     (c) the Equipment shall be kept only at the following locations: SEE EXHIBIT "A" ATTACHED AND MADE A PART HEREOF.

     (d) the owners or mortgagees of the respective locations are: JOINT LAND DEVELOPMENT COMPANY II

     (e) Bank shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours to inspect and examine the Equipment and Borrower agrees to reimburse Bank for its reasonable costs and expenses in so doing.

5. Borrower shall keep and maintain the Equipment in good operating condition and repair, make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any items of Equipment to become a fixture to real estate or accession to other property, and the Equipment is now and shall at all times remain and be personal property.


6. Borrower at its expense, shall keep and maintain: the Equipment insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards, and risks ordinarily insured against by other owners who use such properties and interest in properties in similar businesses for the full insurable value thereof; and business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of its assets. All such policies of insurance shall be in such form, with such companies and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payment of all premiums thereof. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing loss payable to Bank and all proceeds payable thereunder shall be payable to Bank and upon receipt by Bank shall be applied on the account of Borrower's Obligations. To secure the payment of Borrower's Obligations, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof and directs all insurers under such policies of insurance to pay all proceeds thereof directly to Bank. Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank that it will give Bank at least ten
(10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank without waiving or releasing any obligations or defaults by Borrower hereunder, may at any time or times hereafter, but shall have no obligations to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorney's fees, court costs, expenses and other charges relating thereto, shall be a part of Borrower's Obligations and payable on demand.

7. Until default by Borrower under the Agreement or this Rider, Borrower may, subject to the provisions of the Agreement and this Rider and consistent therewith, remain in possession thereof and use the Equipment referred to herein in the ordinary course of business at the location or locations hereinabove designated.

8. All of the terms, conditions, warranties, covenants, agreements and representations of the Agreement are incorporated herein and reaffirmed.

9. Upon a default by Borrower under the Agreement or this Rider, Borrower upon request of Bank to do so agrees to assemble and make the Equipment or any part thereof available to Bank at a place designated by Bank.

10. Borrower shall upon demand by Bank immediately deliver to Bank and property endorse, any and all evidences of ownership, certificates of title or applications for titles to any of the aforesaid items of Equipment.

11. Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof or (d) any act or default by any person whomsoever. All risk of Loss, damage or destruction of the Equipment shall be borne by Borrower.

ATTEST:                                 BORROWER: TELESENSORY CORPORATION


BY ____________________________         BY: /s/ William Schwarz

_______________________________         EVP & CFO
Title                                   Title


Accepted this 17th day of December at Bank's place of business in______________ State of California.



                                             /s/ Philip M. Gould
                                             BY PHILIP M. GOULD
                                             VICE PRESIDENT
                                             Title

You are hereby authorized to disburse the proceeds of that certain note, executed by the undersigned, as follows:

Credit Account of                                 No.          $
Pay by Draft to                                                $
Pay by Cashier's Check to                                      $
Pay off Loan No.__________    In the name of                   $
Pay off Loan No.__________    In the name of                   $
Pay off Loan No.__________    In the name of                   $

Other                                                          $

Other                                                          $

Other                                                          $

Other                                                          $

Other                                                          $

Other                                                          $

Other                                                          $

Other                                                          $

Life Insurance $______ Accident & Health Ins. $_______
Total Acc., Health, Life Premium                               $

                                                (Due From Borrower Financed Fees
Miscellaneous Fees       Due to Bank or Third   Before Funding)  and Charges
and Charges              Party Shown Below
Recording/Filing Fees                           ( $         )       $

Title Insurance Fees                            ( $         )       $

Documentation Fee                               ( $250.00   )       $

Origination Fee                                 ( $         )       $

Reconveyance Fee                                ( $         )       $

Loan Fee                                        ( $         )       $

Credit Report Fee                               ( $         )       $

Appraisal Fee                                   ( $         )       $

Application Fee                                 ( $         )       $

Flood Certification Fee                         ( $         )       $

Tax Service Fee                                 ( $         )       $

Sub-Escrow Fee                                  ( $         )       $

Assumption Fee                                  ( $         )       $

Miscellaneous Fees DOC FEE WAIVED, PER:         ( $         )       $

Other    /S/Philip M. Gould                     ( $         )       $

Other  PHILIP M. GOULD, VICE PRESIDENT          ( $         )       $

Other                                           ( $         )       $

Other                                           ( $         )       $

BORROWER (S): TELESENSORY CORPORATION           DATED: NOVEMBER 30, 1993

/s/ W.S. Schwarz


COMERICA                                       INVENTORY RIDER
                                             (REVOLVING ADVANCE)


COMERICA BANK - CALIFORNIA


Borrower(s):     TELESENSORY CORPORATION



     Borrower has entered into a certain Revolving Credit and Security Agreement (Accounts and Inventory) or a certain Loan and Security Agreement (Accounts and Inventory (either hereinafter referred to as "Agreement") dated NOVEMBER 30, 1993 with Bank (Secured Party). This INVENTORY RIDER (hereinafter referred to as this Rider) dated MARCH 7, 1996 is hereby made a part of and incorporated into that agreement.

1. At the request of Borrower, made at any time and from time to time during the term of the Agreement, and so long as no event of default under the Agreement has occurred and Borrower is in full, faithful and timely compliance with each and all of the covenants, conditions, warranties and representations contained in the Agreement, this Rider and/or any other agreement between Bank and Borrower, Bank agrees to lend Borrower __TWENTY-FIVE AND NO/1000 Percent( 25.000%) of the lower of cost or market value of Borrower's raw materials and finished goods Inventory, and as may be adjusted by Bank, in Bank's discretion, for age and seasonality or other factors affecting the value of the Inventory, up to a maximum advance outstanding at any one time of N/A Dollars ($ N/A ) upon Borrower's concurrent execution and delivery to Bank of a Designation of Inventory, or Certification of Borrowing Base, in form customarily used by Bank. All advances made and to be made pursuant to this Rider are solely and exclusively to enable Borrower to acquire rights in and purchase new inventory, and Borrower represents and warrants that all advances by Bank pursuant to this Rider will be used solely and exclusively for such purpose; and since such advances will be used for the foregoing purposes, Bank's security interest in Borrower's inventory is and shall be at all times a purchase money security interest as that term is described in Section 9107 of the California Uniform Commercial Code.

2. Advances made by Bank to Borrower pursuant to this Rider shall be included as part of the Obligations of Borrower to Bank as the term "Obligations" is defined in the Agreement; and at Bank's option, advances pursuant to this Rider may be evidenced by promissory note(s), in form and on terms satisfactory to Bank. All such advances shall bear interest at the rate and be payable in the manner specified in said promissory note(s) in the event Bank exercises the aforementioned option, and in the event Bank does not, such advances shall bear interest at the rate and be payable in the manner specified in the Agreement.

3. All of the terms, covenants, warranties, conditions, agreements and representations of the Agreement are incorporated herein as though set forth in their entirety and are hereby reaffirmed by Borrower and Bank as though fully set forth hereat.



BORROWER(S):  TELESENSORY CORPORATION

By:  /S/ Pres.                                    By:

By:                                               By:

Accepted this 7TH day of March, 1996 at Bank's place of business in SAN JOSE, CA 95113.



                                         /S/ Philip Gould
                                   By: PHILIP GOULD, VICE PRESIDENT

               FIRST MODIFICATION TO LOAN AND SECURITY AGREEMENT
                      (Accounts Receivable and Inventory)

This First Modification to Loan and Security Agreement (Accounts Receivable and Inventory) is made and entered into this 30th day of November, 1993, by and between COMERICA BANK - CALIFORNIA ("Bank") and TELESENSORY CORPORATION ("Borrower").

WHEREAS Bank and Borrower have previously entered into that certain Loan and Security Agreement (Accounts Receivable and Inventory) dated 30th November, 1993 hereinafter referred to as the "Loan Agreement".

WHEREAS the parties are desirous of modifying the Loan Agreement in accordance with the terms hereof.

1. Notwithstanding anything to the contrary contained in the Loan Agreement, paragraph 1.5 of section 1. Definitions is hereby deleted and replaced with the following:

     The term "Borrowing Base" as used in this Agreement means the sum of (1) eighty percent (80.00%) of the net amount of Eligible Accounts, including Canadian accounts up to four hundred thousand dollars (US$400,000.00) after deducting therefrom all payments, adjustments and credits applicable thereto ("Accounts Receivable Borrowing Base"); and (2) one million dollars ($1,000,000.00) in "Over Formula Advances" with the agreement that such advances shall be repaid in full for thirty (30) consecutive days in each calendar year.

2. Notwithstanding anything to the contrary contained in the Loan Agreement, paragraph 2.2 of section 2. Loan and Terms of Payment is hereby amended by the addition of the following at the end of the first paragraph of that section:

     "Over Formula Advances" made under the Credit shall bear interest, on the Daily Balance owing of these advances, at a rate one and one half percentage points (1.500 per annum above the Base Rate ("the Rate").

Except as modified hereby, the Loan Agreement remains in full force and effect.

     Acknowledged and Agreed to              Accepted
     TELESENSORY CORPORATION                 COMERICA BANK - CALIFORNIA

     /s/ William Schwarz                     /s/ Philip M.F. Gould

     CFO & EVP                               Philip M.F. Gould
                                             Senior Corporate Officer

              SECOND MODIFICATION TO LOAN AND SECURITY AGREEMENT
                (Accounts and Inventory) dated November 9, 1994

This second modification to that certain Loan and Security Agreement (Accounts and Inventory) dated November 30,1993 by and between COMERICA BANK - CALIFORNIA ("Bank") and TELESENSORY CORPORATION., ("Borrower") is made and entered into as of November 9, 1994.

WHEREAS the parties wish to amend that certain Loan and Security Agreement (Accounts and Inventory) in accordance with the terms hereof,

NOW THEREFORE, for valuable consideration already acknowledged, the parties agree that the following terms and conditions of the above referenced agreement are hereby amended and restated as follows:

Section 1.5 Replaced with "The term "Borrowing Base" as used in the Agreement means the sum of (1) EIGHTY percent (80.00%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto ("Accounts Receivable Borrowing Base"); and (2) ONE MILLION DOLLARS ($1,000,000.00) in "OVER FORMULA ADVANCES" with the agreement that such advances shall be repaid in full for thirty (30) consecutive days in each calendar year."

Section 2.3 Replaced with "Without affecting Borrower's obligation to repay immediately any Overadvances in accordance with section 2.1 hereof, all Overadvances shall bear additional interest on the amount thereof at a rate equal to __ N/A (N/A)___ percentage points per month in excess of the interest rate set forth in Section 2.2, from the date incurred and for each month thereafter, until repaid in full."

Section 6.17 Replaced with "Borrower shall maintain the following financial ratios and covenants on consolidated accounts:


     (a) Borrower shall maintain working capital in an amount not less than $2,500,000.00. (Calculated as Cash+Accounts Receivable+Inventory less Total Current Liabilities.)

     (b)     a TANGIBLE NET WORTH in an amount not less than $4,000,000.00.

     (c) a ratio of current assets to current liabilities of 1.30 to 1.00 (Current assets to be calculated as the total of Cash, Accounts Receivable and Inventory).

     (e)     a ratio of TOTAL LIABILITIES to TANGIBLE NET WORTH of less than
     2.25 to 1.00.

     (g) Borrower shall maintain a positive net profit after tax on a quarterly basis commencing with the quarter ending December 31, 1994."

Except as expressly modified by this Second Modification, the Loan and Security Agreement (Accounts and Inventory), Rider(s) and Amendments shall continue in full force and effect.

TELESENS0RY CORPORATION                      COMERICA BANK - CALIFORNIA
By:  /s/  William Schwarz                    /s/ Philip Gould
Its:  CFO VP Finance                         SENIOR CORPORATE OFFICER

                   MODIFICATION TO LOAN & SECURITY AGREEMENT
                   -----------------------------------------
                           (Accounts and Inventory)
                            -----------------------

     This third modification to the Loan & Security Agreement (Accounts and Inventory this "Modification") is entered into by and between TELESENSORY CORPORATION ("Borrower") and COMERICA BANK - CALIFORNIA ("Bank") as of this 12th day of April 1995 at San Jose, California.

                                   RECITALS
                                   --------

A. Bank and Borrower have previously entered into or are concurrently herewith entering into a Loan & Security Agreement (Accounts and Inventory) (the "Agreement") dated November 10, 1993.

B. Borrower has requested, and Bank has agreed, to modify the Agreement as set forth below.

                                   AGREEMENT
                                   ---------

     For good and valuable consideration, the parties agree as set forth below:

     Incorporation by reference. The Agreement is modified hereby and the
     --------------------------
Recitals are incorporated herein by this reference:

     1.5  The term "Borrowing Base" as used in this agreement means the sum of :
(1) eighty percent (80.00%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto ("Accounts Receivable Borrowing Base); and (2) the amount if any, of the advances against inventory agreed to be made pursuant to any Inventory Rider ("Inventory Borrowing Base"), and other rider, amendment or modification to this agreement that may now or hereafter be entered into by Bank and Borrower.

     6.17 Borrower shall maintain the following financial ratios and covenants on a monthly basis, unless otherwise stated:

     (a) Borrower shall maintain working capital in an amount not less than two million seven hundred and fifty thousand dollars ($2,750,000.00). (Calculated by subtracting total current liabilities from the total of cash, near cash, accounts receivable and inventory.)

     (b) A TANGIBLE NET WORTH in an amount not less than three million two hundred thousand ($3,200,000.00) increasing to three million seven hundred and fifty thousand ($3,750,000.00) by December 31, 1995. (Calculated as book net worth less any intangible assets).

     (c)   a ratio of current assets to current liabilities of  N/A.

     (d) a quick ratio of cash plus securities plus accounts receivable to current liabilities of 0.75 to 1.00. (Calculated by dividing the sum of cash, near cash and accounts receivables by current liability.)

     (e) a ratio of TOTAL LIABILITIES to TANGIBLE NET WORTH of less than 2.50 to 1.00 reducing to 2.25 to 1.00 by December 31, 1995. (Calculated by dividing the total liabilities by the Tangible Net Worth as in (b) above.)

     (f) a ratio of TOTAL LIABILITIES (less debt subordinated to Bank) to TOTAL NET WORTH of less than N/A.

     (g) Borrower shall maintain a funds flow of net profit after tax plus non-cash charges (such as depreciation and amortization) to current portion long term debt and capitalized lease of 2.00 to 1 00, to be measured quarterly. (Calculated as the sum of quarterly netprofit after taxes plus non-cash charges multiplied by four (to annualize) and then divided by the total of the current portions of long term debt and capitalized leases.)

     (h) Borrower shall maintain a net profit after taxes on a quarterly basis.

     Legal effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

     Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

     IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.


TELESENSORY CORPORATION             COMERICA BANK - CALIFORNIA

By: /s/ Larry Israel                By:       /s/
Larry Israel, President.            Philip M.F. Gould, Senior Corporate Officer.

                                             COMERICA

                                             Comerica Bank-California
                                             1245 South Winchester Boulevard
                                             San Jose, California 95128
                                             (408) 244-1700


             FOURTH MODIFICATION TO THE LOAN & SECURITY AGREEMENT

     This fourth Modification to Loan & Security Agreement (this "Modification") is entered into by and between TELESENSORY CORPORATION ("Borrower") and Comerica Bank-California ("Bank") as this 1st day of November, 1995 at San Jose, California.

                                   RECITALS
                                   --------

     A. Bank and Borrower have previously entered into or are concurrently herewith entering into a Loan & Security Agreement (Accounts & Inventory) (the "Agreement") dated November 30, 1993.

     B. Borrower has requested, and Bank has agreed, to modify the Agreement as set forth below.

                                   AGREEMENT
                                   ---------

     For good and valuable consideration, the parties agree as set forth below:

     Incorporation by Reference. The Agreement as modified hereby and the
     --------------------------
Recitals are incorporated herein by this reference.

     Section 2.          Loan and Terms of Payment


          2.2 Except as hereinbelow provided, the Credit shall bear interest, on the Daily Balance owing, at a rate THREE-QUARTERS percentage points per annum above the Base Rate (the "Rate"). The Credit shall bear interest, from and after the occurrence of an Event of Default and without constituting a waiver of any such Event of Default, on the Daily Balance owing, at a rate five (5) percentage points per annum above the Rate. ALL interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

     Legal effect. Except as specifically set forth in this Modification, all of
     ------------
the terms and conditions of the Agreement remain in full force and effect.

     Integration. This is an integrated Modification and supersedes all prior
     -----------
negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

     IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.



TELESENSORY CORPORATION                      COMERICA BANK-CALIFORNIA

               /S/ Larry Israel              /S/ Philip Gould
                                             Philip Gould
               Larry Israel, VP-CEO          Senior Vice President

               FIFTH MODIFICATION TO LOAN AND SECURITY AGREEMENT
                           (Accounts and Inventory)

This Fifth Modification to that certain Loan and Security Agreement (Accounts and Inventory) (this Modification) is entered into by and between COMERICA BANK-CALIFORNIA ("Bank") and TELESENSORY CORPORATION ("Borrower") as of this 22nd day of March, 1996, at San Jose, California.

                                   RECITALS
                                   --------

A. Bank and Borrower have previously entered into or are concurrently herewith entering into a Loan & Security Agreement (Accounts Receivable & Inventory) (the "Agreement") dated November 30, 1993 as previously modified.

     Borrower has requested and Bank has agreed, to modify the Agreement as set forth below.

     For good and valuable consideration, the parties agree as set forth below:

     Incorporation by Reference. The Agreement as modified hereby and the
     --------------------------
Recitals are incorporated herein by this reference.


SECTION 1.5 The term "Borrowing Base" as used in this Agreement means the Sum of (1) eighty per cent (80%) of the net amount of Eligible Domestic Accounts after deducting therefrom all payments, adjustments and (credits applicable thereto ("Domestic Accounts Receivable Borrowing Base"); and (2) fifty per cent (50%) of the net amount of Eligible International Accounts after deducting therefrom all payments, adjustments and credits applicable thereto ("International Accounts Receivable Borrowing Base"); and
                    (3) the amount, if any of be advances against inventory agreed to be made pursuant to any Inventory Rider ("Inventory Borrowing Base"), and any other rider, amendment or modification to this Agreement, that may now or hereafter be entered into by Bank and Borrower

SECTION 1.7 a)      The term "Eligible Domestic Accounts" as used in this
                    Agreement means and includes those accounts of Borrower which are due and payable within thirty (30) days, or less, from date of invoice, have been validly assigned to Bank and strictly comply with orrower's warranties and representations to Bank; but Eligible Domestic Accounts shall not include the following: (a) accounts with respect to which the account debtor is an officer, employee, partner, joint venturer or agent of Borrower; (b) accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment of the account debtor may be conditional; (c) accounts with respect to which the account debtor is not a resident of the United States; (d) accounts with respect to which the account debtor is the

                    United States or any department, agency or instrumentality of the United States; (e) accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (f) accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor; (g) accounts not paid by an account debtor within ninety days (90) from the date of invoice; (h) accounts with respect to which account debtors dispute liability or make claim, or have any defense, crossclaim, counterclaim, or offset; (i) accounts with respect to which any insolvency Proceeding is filed by or against account debtor, or if an account debtor becomes insolvent, fails or goes out of business; (j) accounts owed by a single account debtor which exceed twenty percent (20%) of all of the Eligible Domestic Accounts, and (k) accounts with a particular account debtor on which over twenty-five percent (25%) of the aggregate amount owing is greater than ninety (90) days from date of invoice.

SECTION 1.7 b)      The term "Eligible International Accounts" as used in this
                    Agreement means and includes those accounts of Borrower generated in the United States which are due and payable within sixty (60) days, or less, from date of invoice, have been validly assigned to Bank and strictly comply with Borrower's warranties and representations to Bank; but Eligible International Accounts shall not include the following: (a) accounts with respect to which the account debtor is an officer, employee, partner, joint venturer or agent of Borrower; (b) accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment of the account debtor may be conditional; (c) accounts with respect to which the account debtor is a resident of the United States; (d) accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United
                    States; (e) accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower;
                    (f) accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor; (g) accounts not paid by an account debtor within one hundred and twenty (120) days from the date of invoice; (h) accounts with respect to which account debtors dispute liability or make claim, or have any defense, crossclaim, counterclaim, or offset; (i) accounts with respect to which any insolvency Proceeding is filed by or against account debtor, or if an account debtor becomes insolvent, fails or goes out of business; (j) accounts owed by a single account debtor which exceed twenty percent (20%) of all of the Eligible International Accounts, and (k) accounts with a particular account debtor on which over twenty-five percent (25%) of the aggregate amount owing is greater than one hundred and twenty (120) days from date of invoice.

SECTION 6.16 (b)    Borrower shall deliver the Bank within thirty (30) days
                    after the end of each month, a monthly company prepared balance sheet and profit and loss statement covering the Borrower's operations and deliver the Bank within ninety
                    (90) days after the end of each of the Borrower's fiscal years an annual audited statement of the financial condition of the Borrower for each such fiscal year, including but not limited to, a balance sheet and profit and loss statement and any other report requested by Bank relating to the collateral and the financial condition of Borrower, and a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disk or tape files, computer printouts, computer runs, or any other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or event of default under this Agreement.

             (c) In addition to the financial statements requested above, the Borrower agrees to provide Bank with the following schedules:

                    Accounts Receivable Agings on a Monthly basis

                    Accounts Payable Agings on a Monthly basis

                    Compliance Certificate on a Monthly basis

SECTION 6.17 Borrower shall maintain the following financial ratios and covenants:

                    (a) Borrower shall maintain Working Capital (calculated as cash, cash equivalents, accounts receivable and inventory less total current liabilities) in an amount not less than two million dollars($2,000,000.00)

                    (b) Borrower shall maintain a Tangible Net Worth (calculated as total stockholders' equity, less any treasury stock, and intangible assets) in an amount not less than three million dollars ($3,000,000.00)

                    (c) A Quick Ratio (calculated as cash, cash equivalents and accounts receivable divided by total current liabilities) of 0.65: 1.00.

                    (d) A ratio of Total Liabilities (less any debt subordinated to Bank) to Tangible Net Worth (as in (b) above) of 3.50: 1.00.

                    (e) A Debt Service Coverage ratio (calculated as the sum of net profit plus non cash charges such as depreciation, divided by current portion long term debt) to be no less than 1.50 : 1.00. (Calculated quarterly at the end of the first three fiscal quarters on four times that quarters results, calculated annually on annual results).

                    (f) Borrower to be profitable on an quarterly basis. (Calculated as net profit after provision for taxes).

     Legal Effect: Except as specifically set forth in this Modification, all terms and conditions of the Agreement as nodded remain in full force and effect.

     Integration: This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

     IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.



TELESENSORY CORPORATION                        COMERICA BANK - CALIFORNIA

By:    /S/  Larry Israel                       By:     /s/ Philip Gould
Its:   President                               Its:    Vice President

Comerica Bank-California
University Division

                                                                        COMERICA
                                                                Palo Alto Branch
                                                               250 Lytton Avenue
                                                     Palo Alto, California 94301
                                                                  (415) 462-6000


               SIXTH MODIFICATION TO LOAN AND SECURITY AGREEMENT


This Sixth Modification to that certain Loan and Security Agreement (Accounts and Inventory) (this Modification) is entered into by and between COMERICA BANK-CALIFORNIA ("Bank") and TELESENSORY CORPORATION ("Borrower") as of this 7th day of June, 1996, at San Jose, California.

                                   RECITALS

A. Bank and Borrower have previously entered into or are concurrently herewith entering into a Loan and Security Agreement (Accounts Receivable and Inventory)(the "Agreement") dated November 30, 1993 as previously modified.

     Borrower has requested and Bank has agreed, to modify the Agreement as set forth below.

     For good and valuable consideration, the parties agree as set forth below:

     Incorporation by Reference, The Agreement as modified hereby and the Recitals are incorporated herein by this reference.

SECTION 6.5 Guarantee or otherwise become in any way liable with respect to the Obligations of any person, firm, association, entity or corporation except by endorsement of instruments or items of payment for deposit to the general account of Borrower or which are transmitted or turned over to Bank on account of Borrower's Obligations, and except a guarantee for the benefit of Sensory Systems Limited in an amount not to exceed $170,000.00;

     Legal Effect: Except as specifically set forth in this Modification, all terms and conditions of the Agreement as modified remain in full force and effect.

     Integration: This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

     IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.


TELESENSORY CORPORATION               COMERICA BANK-CALIFORNIA

By:   /s/ Larry Israel                By:  /s/ Philip Gould
Its:  President                       Its:  Vice President